LIEW CHOONG-CHIN

81 Millersgrove Dr.

Toronto M2R 3S1 ON

Canada

Date: 15.2.2018

The Board of Directors

Bionexus Gene Lab SDN. BHD.

20-12 Camellia,5 Jalan Kerinchi .

Bangsar South

Kuala Lumpur

Dear Sirs,

Re: WAIVER OF LIABILITIES

I, Liew Choong-Chin (Passport No. GK429314), a shareholder of Bionexus Gene Lab Sdn Bhd, hereby confirmed and agreed on this date to waive all the money owing by Bionexus Gene Lab Sdn Bhd to me amounting to RM1,035,030.75 after deducting earlier payment of RM319,263.60 on January 23, 2018.

I shall have no further rights to claim whatsoever amount against Bionexus Gene Lab Sdn. Bhd from the date hereof.

Yours faithfully,

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Liew Choong Chin